
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           -------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           -------------------------

                      CREATIVE MASTER INTERNATIONAL, INC.
              (Exact name of issuer as specified in its charter)

            Delaware                                11-2854355
  (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)               Identification No.)

                          Casey Ind. Bldg., 8th Floor
                          18 Bedford Rd., Taikoktsui
                              Kowloon, Hong Kong
                   (Address of principal executive offices)
                           -------------------------

                            1998 STOCK OPTION PLAN
                           (Full title of the plan)
                           -------------------------
                               Carl Ka Wing Tong
                     President and Chief Executive Officer
                      Creative Master International, Inc.
                          Casey Ind. Bldg., 8th Floor
                          18 Bedford Rd., Taikoktsui
                              Kowloon, Hong Kong
                    (Name and address of agent for service)

                                (852) 2396-0147
         (Telephone number, including area code, of agent for service)

                                  Copies to:
                              Dale E. Short, Esq.
                     Troy & Gould Professional Corporation
                      1801 Century Park East, Suite 1600
                        Los Angeles, California 90067C
                                (310) 553-4441

                        CALCULATION OF REGISTRATION FEE
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
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                                                                          Proposed
                                                       Proposed           Maximum
                                                       Maximum            Aggregate        Amount of
Title of Securities             Amount To Be           Offering           Offering         Registration
To Be Registered                Registered(1)          Price(2)           Price(2)         Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001
par value                       230,000                $4.5625            $1,049,375       $292(2)

----------------------------
(1) In accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933, there also are being registered such indeterminate number of additional shares of common stock as may become issuable pursuant to anti-dilution provisions of the plan.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of the common stock as reported by the Nasdaq National Market on September 24, 1999.

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     We have amended our 1998 Stock Option Plan to add 230,000 shares of our common stock, par value $.0001 per share, to the number of shares we have available for issuance upon the exercise of options granted or to be granted pursuant to our 1998 Stock Option Plan. Accordingly, we are registering the additional 230,000 shares of our common stock under this Registration Statement on Form S-8. The contents of our Registration Statement on Form S-8 with respect to our 1998 Stock Option Plan, filed on April 12, 1999 (File No. 333-76059), are incorporated by reference herein.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Kowloon, Hong Kong, on September 27, 1999.

                                  CREATIVE MASTER INTERNATIONAL, INC.


                                  By:  /s/ Carl Ka Wing Tong
                                       ----------------------------------
                                           Carl Ka Wing Tong
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Carl Ka Wing Tong and John Rempel, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign this Registration Statement and any amendments hereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might do or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration
Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.
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

Signature                                Title                            Date
---------                                -----                            ----

 /s/ Cark Ka Wing Tong       Chairman of the Board, President             September 27, 1999
--------------------------   and Chief Executive Officer (principal
Carl Ka Wing Tong            executive officer)

 /s/ John Rempel             Chief Financial Officer (principal           September 27, 1999
--------------------------   financial officer)
John Rempel

 /s/ Shing Kam Ming          Controller (principal accounting officer)    September 27, 1999
--------------------------
Shing Kam Ming

 /s/ Leo Sheck Pui Kwok      Director                                     September 27, 1999
--------------------------
Leo Sheck Pui Kwok

 /s/ Chou Kong Seng          Director                                     September 27, 1999
--------------------------
Chou Kong Seng

 /s/ Clayton K. Trier        Director                                     September 27, 1999
--------------------------
Clayton K. Trier

 /s/ Steve Gordon            Director                                     September 27, 1999
--------------------------
Steve Gordon

                                       3
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                                 EXHIBIT INDEX
                                 -------------


5      Opinion of counsel as to the legality of securities being registered.

23.1   Consent of Independent Public Accountants.

23.2   Consent of counsel (included in Exhibit 5).

24     Power of Attorney (see previous page).